Exhibit (h)(1)(p)
AMENDMENT NO. 13
TO
TRANSFER AGENCY SERVICES AGREEMENT
This Amendment No. 13 to Transfer Agency Services Agreement, dated December 6, 2010 (“Amendment No. 13”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”), Pacific Life Insurance Company (“Pacific Life”) and Pacific Life Funds (“Fund”).
Background
A.	Effective July 1, 2010, PNC Global Investment Servicing (U.S.) Inc. changed its name to BNY Mellon Investment Servicing (US) Inc.

B.	BNYM, under a former name, PFPC Inc., Pacific Life and the Fund previously entered into a Transfer Agency Services Agreement dated as of August 1, 2001 and various amendments thereto (the Transfer Agency Services Agreement together with such amendments are referred to herein as the “Amended Agreement”). The parties agree to amend the Amended Agreement as set forth in this Amendment No. 13.
Terms
In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:
1. Modifications to Amended Agreement. The Amended Agreement is amended as follows:
(a) The words “PNC Global Investment Servicing (U.S.) Inc.” shall be replaced each place they occur with the words “BNY Mellon Investment Servicing (US) Inc.” and the defined term “PNC” shall be replaced each place it occurs with the defined term “BNYM”.
(b) Section 8(C) is hereby deleted in its entirety and replaced with the following:
“No party will disclose any Confidential Information of another party to this Agreement to any person or entity other than its officers, employees, agents including subcontractors, trustees, trustee agents and affiliates who (i) are required to have the Confidential Information in order to perform their duties and responsibilities under the Agreement (or under their agreements with such party consistent with the terms of this Agreement), (ii) are informed of the confidential nature of the Confidential Information, and (iii) agree to be bound by the terms of this Agreement or are bound by another agreement, of which the confidentiality terms are at least as stringent as those contained in this Agreement, which includes a dutynot to make securities trading decisions based on the Confidential Information.”
(c) A new Exhibit F shall be added which reads in its entirety as set forth on the Exhibit F attached to the Amendment dated December 6, 2010.
2. Remainder of Amended Agreement. Except as explicitly amended by this Amendment No. 13, the terms and provisions of the Amended Agreement are hereby ratified, declared and remain in full force and effect.
3. Governing Law. The governing law of the Amended Agreement shall be the governing law of this Amendment No. 13.

4. Entire Agreement. This Amendment No. 13 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Amended Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.
5. Facsimile Signatures; Counterparts. This Amendment No. 13 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 13 or of executed signature pages to this Amendment No. 12 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 13.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 13 to be executed by their duly authorized officers as of the day and year first written above.

BNY Mellon Investment Servicing (U.S.) Inc.

By:	/s/ Susan M. Frasu
Name: Susan M. Frasu
Title: Senior Vice President & Managing Director

Pacific Life Insurance Company

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: Vice President		Title: Secretary

Pacific Life Funds

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: Vice President		Title: Secretary

EXHIBIT F

Name	Date
Transfer Agency Services Amendment — Exhibit A	12/31/2001
Anti-Money Laundering and Privacy Amendment	7/24/2002
Amendment Number 1 To The Transfer Agency Services Agreement	7/31/2002
Transfer Agency Services Amendment — Exhibit A	12/31/2002
Amendment To The Transfer Agency Services Agreement	1/1/2003
Amendment To The Transfer Agency Services Agreement	10/1/2003
Customer Identification Services Agreement	10/1/2003
Amendment To Transfer Agency Services Agreement	1/1/2007
Transfer Agency Services Amendment — Exhibit A	7/1/2007
Revised Exhibit A to the Transfer Agency Services Agreement	7/1/2008
Red Flag Services Amendment	5/1/2009
Amendment No. 12 to Transfer Agency Services Agreement	12/31/2009
Amendment No. 13 to Transfer Agency Services Agreement	12/6/2010